Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Daniel Schwarz, the lawful attorney-in-fact and agent with full power and authority to execute and file on the undersigned’s behalf, any and all instruments including Forms 3, 4 and 5, and Schedules 13D and 13G (collectively, the “Filings”), and any amendments, supplements or successor forms thereto pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules or regulations or requirements of the Securities and Exchange Commission in connection with the undersigned’s reporting obligations with respect to securities of Actuate Therapeutics, Inc., a Delaware corporation, pursuant to Section 13(d) of the Exchange Act and Section 16(b) of the Exchange Act.

The authority of such attorney-in-fact shall continue until the undersigned is no longer required to file any of the Filings, unless earlier revoked in writing. The undersigned hereby ratifies, confirms and approves in all respects all Filings (including amendments thereto) and actions taken by any of the attorney-in-fact relating to such Filings.

The undersigned acknowledges that the attorney-in-fact is not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

Dated: August 14, 2024

BIOS 2024 CO-INVEST, LP

By:	Bios Equity COF, LP,
its general partner

	By:	Bios Capital Management, LP,
its general partner

		By:	Bios Advisors GP, LLC,
its general partner

			By:	/s/ Aaron Glenn Louis Fletcher
Aaron Glenn Louis Fletcher,
Manager